ANTON & CHIA

CERTIFIED PUBLIC ACCOUNTANTS

January 12, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: Aim Exploration Inc.
File No. 333-182071

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated January 12, 2017 of Aim Exploration Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP